Exhibit 99.1

Andrew Winn CFO Financial Review

Unaudited | 2022 Total Assets

Unaudited | 2022 Total Liabilities & Shareholders Equity

Unaudited | 2022 Total Revenue & Gross Proﬁt

Unaudited | 2022 Cash Flow

Unaudited | 2022 Cash Flow Cont’d

UNICOIN

Financial Review


DIVIDEND-PAYING DIGITAL COIN BACKED BY DIVERSIFIED EQUITY PORTFOLIO*
UNICOIN

Andrew Winn
CFO

Unaudited |
2022 Total Assets

	2022	2021	Changes in $	Changes in %
Cash and cash equivalents	1,505,190	1,872,528	(367,337)	-20%
Bitcoin	-	-	-	0%
Trade receivables, net	10,501,585	6,502,639	3,998,947	61%
Notes - ST	-	-	-	0%
Related party Note	-	-	-	0%
Other Assets	526,204	11,806	514,398	4357%
Prepaid expenses and other current assets	649,516	202,826	446,689	220%
Total Current Assets	**13,182,495**	**8,589,799**	**4,592,696**	**4619%**
InterCompany	0	-	0	0%
Property and Equipment, net	46,032	5,322	40,710	765%
Investment In Subsidiary	-	-	-	0%
Indemnification asset	4,659,700	4,389,727	269,973	6%
Goodwill	3,865,695	3,865,695	-	0%
Intangible Assets Amortization	(739,028)	(384,294)	(354,733)	92%
Intangible Assets	3,781,000	3,781,000	-	0%
Intangible Assets - Cryptocurrency	58,639	237,973	(179,334)	-75%
Equity Contracts/Securities	298,000	-	298,000	0%
Total Other Assets	**11,970,037**	**11,895,423**	**74,614**	**788%**
Total Assets	25,152,532	20,485,221	4,667,311	5407%

Unaudited |

2022 Total Liabilities & Shareholders Equity

	2022	2021	Changes in $	Changes in %
Accounts payable	2,159,676	1,920,087	239,589	12%
Related Party Debt	-	-	-	0%
Income Tax payable	90	90	-	0%
Accrued liabilities	1,263,312	2,374,258	[illegible],946)	-47%
Accrued payroll liabilities	611,614	417,300	[illegible],314	47%
Deferred revenue	18,969	51,030	(32,061)	-63%
Short-Term Debt	708,100	1,216,000	(507,900)	-42%
itsQuest Tax Liability	4,659,700	4,389,727	269,972	6%
Other current liabilities	903,097	898,296	4,800	1%
Total Current Liabilities	**10,324,558**	**11,266,789**	**(942,231)**	**-86%**
Other liabilities-LT	827,525	-	827,525	0%
Deferred Income Tax	1,097,049	1,097,049	-	0%
Unicoin Issuance	34,946,966	-	34,946,966	0%
Total Liabilities	**47,196,098**	**12,363,838**	**34,832,260**	**-86%**
Treasury	(3,389,446)	(2,714,312)	(675,134)	25%
Common stock	772,938	767,527	5,412	1%
Additional paid-in capital	72,831,056	71,041,101	1,789,955	3%
Retained earnings	(59,946,595)	(20,981,713)	(38,964,882)	186%
(accumulated deficit)	(29,775,452)	(38,964,882)	9,189,430	-24%
Total Stockholders' Deficit	**(19,507,499)**	**9,147,720**	**(28,655,220)**	**190%**
Noncontrolling Interest	(2,536,066)	(1,026,337)	(1,509,729)	147%
Total Liabilities and Stockholders' Deficit	**25,152,532**	**20,485,221**	**4,667,311**	**252%**

Unaudited |

2022 Total Revenue & Gross Profit

Revenues:	2022	2021	12 Months YoY	Changes in %
Staffing Revenue	18,840,500	14,966,739	3,873,760	26%
Subscription Revenue	20,463	116,393	(95,930)	-82%
Unicorn Hunters Revenue	4,339,000	4,281,000	58,000	1%
Revenue - Other	14,000	-	14,000	0%
Inter-Co Revenue	-	-	-	0%
Total Revenues	**23,213,962**	**19,364,132**	**3,849,830**	**-55%**
Staffing Cost of Sales	14,483,285	11,331,355	3,151,929	28%
Subscription Cost of Sales	-	899	(899)	-100%
Shows Cost of Production	5,956,933	12,796,833	(6,839,900)	-53%
Inter-Co Cost of Sales	-	-	-	0%
Total Cost of Revenue	**20,440,217**	**24,129,087**	**(3,688,870)**	**-126%**
Gross Profit	2,773,745	(4,764,955)	7,538,700	70%
Operating Costs and Expenses:				
General and Administrative	15,444,266	24,404,624	(8,960,357)	-37%
Sales and marketing	17,832,102	13,753,503	4,078,599	30%
Research and development	458,327	422,354	35,973	9%
Operations Support	-	-	-	0%
Total Operating Costs and Expenses	**33,734,695**	**38,580,481**	**(4,845,785)**	**1%**
Loss from Operations	(30,960,951)	(43,345,436)	12,384,485	69%

Unaudited | **2022 Cash Flow**

	Twelve Months Ended December 31,	
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net loss	(31,285,181)	(43,673,232)
Adjustments to reconcile net loss to cash used in operating activities:		
Stock-based compensation expense	457,244	9,468,103
Operating expenses paid with Unicoin rights	11,419,213	-
Noncash consideration from customers of Unicorns, Inc.	(4,048,000)	(4,288,000)
Impairment of digital assets	628,639	15,748
Depreciation and amortization expense	362,782	354,733
Bad debt expense	-	-
Changes in operating assets and liabilities:		
Trade receivables payable in cash	(248,947)	(1,031,767)
Receivables from affiliates	-	10,965
Prepaid expenses	(446,689)	90,193
Other assets	(89,655)	114,096
Accounts payable	675,192	1,665,534
Accrued expenses and payroll liabilities	(828,798)	2,602,626
Deferred income tax liability	-	(510,012)
Deferred revenue	(32,061)	48,847
Other liabilities	4,800	575,830
Net cash used in operating activities	**(23,431,462)**	**(34,556,335)**

Unaudited |

2022 Cash Flow Cont'd

	Twelve Months Ended December 31	
	2022	2021
CASH FLOWS FROM INVESTING ACTIVITIES:		
Liquidated Crpyto-currency for Cash	595,241	-
Repayment of related party promissory note	-	-
Purchase of property and equipment	(48,759)	(5,322)
Net cash provided by (used in) investing activities	546,483	(5,322)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from issuance of private placement unsecured notes	75,051	2,900,667
Payment of short-term debt	(588,000)	-
Proceeds from sales of Unicoin rights	21,777,543	-
Proceeds from sales of common stock	1,922,179	25,171,603
Repurchase of common stock	(675,134)	(1,600,000)
Proceeds from exercise of stock options and warrants	6,003	102
Net cash provided by financing activities	22,517,642	26,472,372
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(367,337)	(8,089,285)
CASH AND CASH EQUIVALENTS—Beginning of period	1,872,528	9,961,817
CASH AND CASH EQUIVALENTS—End of period	1,505,190	1,872,532